Exhibit 99.1

DEFERRED COMPENSATION PLAN

FOR CERTAIN EXECUTIVES OF S&K FAMOUS BRANDS, INC.

1.	Purpose. The purpose of this Plan is to provide a deferred compensation benefit to Stuart C. Siegel, Donald W. Colbert and Robert E. Knowles (collectively, the “Executives”) for services that they each have rendered and will render in the future to S&K Famous Brands, Inc (the “Company”). The Plan is intended to be exempt from Parts 2 through 4 of Title I of the Employee Retirement Income Security Act of 1974 (as amended) as an unfunded arrangement designed primarily to provide deferred compensation to members of a select group of management or highly compensated employees of the Company. The Company has determined that the amounts payable to each of the Executives under this Plan with all other amounts paid or payable as compensation to each of the Executives, constitutes reasonable compensation for the services that each of the Executives will render to the Company.

2.	Definitions.

(a)	Account and/or Deferred Compensation Account means the book account established for the Executive pursuant to Section 4 of this Plan.

(b)	Annual Contribution means the amount that the Company is required to credit to each Executive’s Account. Subject to the requirements of Plan Section 4, the Annual Contribution credited to Mr. Siegel’s Account for each Contribution Year shall equal $185,000; the Annual Contribution credited to Mr. Colbert’s Account for each Contribution Year shall equal $60,000; and the Annual Contribution credited to Mr. Knowles’s Account for each Contribution Year shall equal $33,000.

(c)	Beneficiary means a person, persons or entity designated in writing by each respective Executive to receive benefits payable under this Plan upon the Executive’s death. If there is no valid Beneficiary designation in effect at the time of the Executive’s death, or if the designated Beneficiary is not living or otherwise in existence at the time of the Executive’s death, the Executive’s Beneficiary shall be the Executive’s estate.

(d)	Board means the Board of Directors of the Company.

(e)	Change in Control means the occurrence of any of the following events:

(i)	The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, (A) any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, or (B) any such acquisition approved by the Board;

(ii)	Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

(iii)	Consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company, but excluding for this purpose, any such reorganization, merger or consolidation approved by the Board.

(f)	Committee means the Compensation Committee of the Board.

(g)	Contribution Year means, subject to the requirements outlined below, the calendar years during which an Annual Contribution is credited to an Executive’s Account. For Mr. Siegel, the Contribution Years begin with 2004 and end with 2010. For Mr. Colbert and Mr. Knowles, the Contributions Years begin with 2004 and end with 2014.

(h)	Deferred Benefit means the total amount credited to the Executive’s Deferred Compensation Account.

(i)	Disability means the physical or mental condition of an Executive resulting from bodily injury, disease or mental disorder which renders him incapable or continuing any gainful occupation and which condition constitutes total disability under the Federal Social Security Act.

(j)	Distribution Election Form means the form that is attached hereto as Exhibit A that an Executive uses to establish the duration of the deferral period and the frequency of payments of a Deferred Benefit.

(k)	Investment Fund means one or more deemed investment alternatives offered to Executives from time to time. The Company may compute deemed investment gain or loss under the Investment Funds based on the actual investment performance of assets that it has deposited in a grantor trust (as described in Plan Section 11).

(l)	Retirement means the termination of employment with the Company after attaining age 55.

3.	Administration.

(a)	This Plan shall be administered by the Committee, which shall have the express discretionary authority to interpret the terms of this Plan and to adopt such rules and regulations as it deems necessary to carry out the Plan. The Committee may delegate to senior officers of the Company certain administrative responsibilities. Subject to subsection (b) below, the Committee’s interpretation and construction of any provision of this Plan shall be final and conclusive.

(b)	Claims Procedures.

(i)	Right to File a Claim. The Executive or his Beneficiary is entitled to file a claim with respect to contributions, benefits or other aspects of the operation of this Plan. The claim is required to be in writing and must be made to the Chairman of the Board’s Compensation Committee.

(ii)	Denial of Claim. If the claim is denied by the Committee, the claimant shall be notified in writing within ninety (90) days after receipt of the claim or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time. If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial ninety (90) day period which explains the special circumstances requiring an extension of time and the day by which the Committee expects to make its determination. A written notice of denial of the claim shall contain the following information:

(A)	Specific reason or reasons for the denial,

(B)	Specific reference to the pertinent provisions of the Plan on which the denial is based,

(C)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and

(D)	A description of the Plan’s review procedures and the time limits applicable to the procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial upon review of the claim.

(iii)	Claims Review Procedure.

(A)	The Executive or his Beneficiary may request that the Board review the denial of the claim. Such request must be made within sixty (60) days following the date the claimant received written notice of the denial of the claim. The Board shall afford the claimant a full and fair review of the decision denying the claim and shall:

(1)	provide, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim, and

(2)	permit the claimant to submit written comments, documents, records and other information relating to the claim.

(B)	The decision on review by the Board shall be in writing and shall be issued within sixty (60) days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Board determines that special circumstances require extension. If special circumstances require an extension of time, the claimant shall be furnished written notice prior to the termination of the initial 60-day period which explains the special circumstances requiring an extension of time and the date by which the Board expects to render its decision on review. The decision on review shall include:

(1)	Specific reason or reasons for the adverse determination,

(2)	references to the specific provisions in the Plan on which the determination is based,

(3)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim, and

(4)	a statement of the claimant’s right to bring an action under Section 502(c) of ERISA.

(iv)	Authorized Representative: Any action required or authorized to be taken by the claimant pursuant to this Section 3 may be taken by a representative authorized in writing by the claimant to represent the claimant.

4.	Deferred Compensation.

(a)	The Company shall credit an Annual Contribution to each respective Executive’s Deferred Compensation Account as soon as administratively practicable following June 30 of their respective Contribution Year; provided that the Executive continues in a senior executive position with Company. For purposes of clarity, if in a Contribution Year, the Executive’s employment with the Company terminates for any reason (other than death, Disability, or Retirement) prior to June 30, the Company shall not credit an Annual Contribution to the respective Executive’s Account for the Contribution Year in which the termination occurred or for any Contribution Year thereafter. If the Executive’s employment with the Company terminates for death, Disability or Retirement in a Contribution Year, the Company shall credit an Annual Contribution to the respective Executive’s Account for the year of termination, but shall not credit an Annual Contribution for any Contribution Year thereafter.

(b)	Each Executive shall have the right to direct the deemed investment of the Executive’s Deferral Account among the Investment Funds. The Committee (or its delegate) shall determine the number and type of Investment Funds that will be available for investment in any Plan Year. At its sole discretion, the Committee (or its delegate) may change the number and type of Investment Funds at any time and may establish procedures for the transition between Investment Funds.

(c)	The Committee shall establish procedures for deemed transfers between Investment Funds at the direction of the Executive. Deemed transfers between Investment Funds in the Executive’s Account shall be charged and credited as the case may be to each Investment Fund account. The Investment Fund account shall be charged or credited with net earnings, gains, losses and expenses, as well as any appreciation or depreciation in market value during each year for the deemed investment in the Investment Fund.

(d)	The Company may invest the amounts credited to the Deferred Compensation Account (including any earnings credited thereon) in such Investment Funds as are deemed suitable by the Committee (or its delegate), after consultation with each Executive. The Committee (or its delegate) shall have final authority as to the investment of amounts credited to the Deferred Compensation Account. The Committee may charge or credit earnings, gains, losses, appreciation and depreciation based on the actual investment performance of assets that it has deposited in a grantor trust (as described in Plan Section 11).

(e)	The Executive, his Beneficiary and his estate shall only be entitled to receive the value of the Investment Funds deemed credited to the Deferred Compensation Account from time to time, including any gain or loss on those Investment Funds.

5.	Vesting and Payment of Benefits.

(a)	The Executive will be fully vested at all times in the amounts credited (Annual Contributions and gains and/or losses thereon) to the Account.

(b)	Within 30 days of the Plan becoming adopted by the Company, the Executive must complete a Distribution Election Form for the distribution of the Executive’s Deferred Benefit. The Distribution Election Form may be in written or electronic form. The election is subject to the Committee’s approval, in its absolute discretion, and the election will be effective no less than 30 days after notice is provided to the Committee. The Committee may modify any Distribution Election Form at any time to the extent necessary to comply with any federal tax or securities laws or regulations.

(c)	The Executive may receive distribution of his Deferred Benefit at Retirement, termination, death, Disability or a date certain. However in no event will the Deferred Benefit be paid (or begin to be paid if the installment form of payment is elected) later than the later of (i) February 1 of the first calendar year following the calendar year in which the Executive attains age 69, or (ii) February 1 of the first calendar year following the termination of Executive’s employment with the Company.

(d)	The Distribution Election Form will continue to be in effect for all subsequent years unless revoked or changed. Subject to applicable law, Executives may change their Distribution Election Form with respect to the form of payment and the date on which the Deferral is to be distributed to the Executive; provided written or electronic notice of such change is received by the Committee not less than twelve months prior to the date on which the Deferred Benefit was scheduled to begin to be distributed to the Executive; and provided further such date on which the Executive subsequently elects to receive his or her distribution is the same or a later date than the payment date originally elected.

(e)	The Executive may elect for his Deferred Benefit to be paid in one of the following forms:

(i)	Single lump sum cash payment at the time indicated in the Executive’s Distribution Election Form.

(ii)	Five (5) annual cash installments, with the first installment to be paid at the time indicated in the Executive’s Distribution Election Form.

(iii)	Ten (10) annual cash installments, with the first installment to be paid at the time indicated in the Executive’s Distribution Election Form.

An Executive’s installment payment for a particular year shall be the quotient of the total Deferred Compensation Account as of December 31 of the prior year divided by the remaining number of installment payments to be paid to the Executive. Distributions shall be made proportionately from all of the Investment Funds in the Executive’s Account. The unpaid balance of an Executive’s Account, if any, shall continue to be deemed maintained in Investment Funds in accordance with an Executive’s investment selections.

(f)	Notwithstanding the foregoing, if an Executive’s employment is terminated by the Company within twelve months following a Change in Control, the Company shall as soon as practicable following the termination pay in one lump sum to such Executive or Beneficiary his or her Deferred Benefit under the Plan.

(g)	Notwithstanding any other provision of this Plan or an Executive’s Distribution Election Form, the Committee in its sole discretion may postpone the distribution of all or part of a Benefit to the extent that the payment would not be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor thereto. A Benefit distribution that is postponed pursuant to the preceding sentence shall be paid as soon as it is possible to do so within the deduction limitations of Section 162(m) of the Code.

6.	Hardship Distributions.

(a)	At its sole discretion and at the request of an Executive before or after the Executive’s Termination, or at the request of any of the Executive’s Beneficiaries after the Executive’s death, the Committee may accelerate and pay all or part of any amount attributable to an Executive’s Deferred Benefit. The Committee may accelerate distributions only in the event of Hardship as defined in Plan Section 6(b). An accelerated distribution under this Section shall be limited to the amount necessary to satisfy the Hardship.

(b)	Hardship is a severe financial hardship to the Executive resulting from a sudden and unexpected illness or accident of the Executive or of a dependent of the Executive, loss of the Executive’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive. The circumstances that will constitute a Hardship will depend upon the facts of each case, but, in any case, payment will not be made to the extent that the Hardship is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Executive’s assets, to the extent that the liquidation of such assets would not itself cause severe financial hardship.

(c)	Distributions under this Plan Section 6 shall be made in one lump sum payment in cash. Distributions shall be made proportionately from all of the Investment Funds in the Executive’s Account. The Investment Funds in the Executive’s Account shall be valued as of the last business day prior to the distribution or as of such other date as may be determined in the discretion of the Committee.

(d)	A distribution under this Plan Section 6 shall be in lieu of that portion of an Executive’s Deferred Benefit that would have been paid otherwise. A Deferred Benefit shall be adjusted by reducing the balance of the Executive’s Account by the amount of the distribution.

7.	Deferred Compensation Account. The amounts described in Section 4 will be accounted for separately in accounts on the books of the Company. Such book accounts shall be designated as the respective Executive’s Deferred Compensation Account. All amounts credited to the Deferred Compensation Accounts shall remain the sole property of the Company and shall be used only to measure the amount of the Deferred Benefit to which the Executives may become entitled pursuant to this Plan.

8.	Designation of Beneficiary. The Executive may designate a Beneficiary to receive any benefits due under this Plan upon the Executive’s death. Such designation must be made by executing a Beneficiary designation form provided by the Company. The Executive may change a Beneficiary designation by executing a subsequent Beneficiary designation form. A Beneficiary designation is not binding on the Company until the Beneficiary designation form is actually delivered to the Company.

9.	Other Benefits and Employment. Nothing contained herein shall in any way limit the Executive’s right to participate in or benefit from any pension, retirement, severance, disability, or other employee benefit plan or arrangement under which he is or may become eligible by reason of his employment with the Company. No provision of this Plan shall be construed as conferring upon the Executive the right to continue in the employ of the Company.

10.	Withholding. Notwithstanding any of the foregoing provisions hereof, the Company may withhold from payments to be made hereunder all applicable federal and state withholding taxes. Prior to making a distribution of the Executive’s Deferred Benefit, the Company shall obtain from each Executive any applicable payroll withholding information including IRS Form W-4.

11.	Unfunded Arrangement; Rights of Executive and Beneficiary.

(a)	There is no fund associated with this Plan. The Company shall be required to make payments only as benefits become due and payable. The Executive and his Beneficiary shall have no right, other than the right of an unsecured general creditor, against the Company in respect to the benefits payable, or which may be payable, to the Executive and his Beneficiary hereunder. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, the Executive and his Beneficiary shall have no right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable under this Plan, and neither the Executive nor his Beneficiary shall have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan.

(b)	The Company may establish a grantor trust (within the meaning of Sections 671 through 679 of the Code) for Executives and Beneficiaries and may deposit funds with the trustee of such trust to provide the Deferred Benefits to which the Executives and Beneficiaries may be entitled under the Plan. The funds deposited with the trustee or trustees of such trust, and the earnings thereon, will be dedicated to the payment of Deferred Benefits under the Plan but shall remain subject to the claims of the general creditors of the Company.

12.	No Assignment of Benefits. Any liability of the Company to an Executive or his Beneficiary under this Plan shall be based solely on any contractual obligations that may be created pursuant to this Plan. Any benefits to which the Executive or his Beneficiary may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, and any attempt to cause any such benefits to be so subjected shall not be recognized. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements or torts of the Executive or his Beneficiary. This Plan does not give the Executive any interest, lien or claim against any specific asset of the Company.

13.	Amendment or Termination. This Plan may be amended or terminated at any time by the Board. However, in no event shall any amendment or termination of the Plan adversely affect the Executives’ rights under the Plan to his Deferred Benefit for periods prior to the amendment or termination without the Executives’ consent.

14.	Successors. In the event of the dissolution, merger, consolidation or reorganization of the Company, the successor to all or a major portion of the Company’s assets shall continue this Plan, and the successor shall have all of the powers, duties and responsibilities of the Company under this Plan.

15.	Governing Law. This Plan shall be construed and enforced in accordance with and governed by the laws of the state of the Commonwealth of Virginia, except to the extent preempted by applicable federal law, and without regard to the conflicts of laws provisions of any jurisdiction.

16.	Construction. For construction, the singular and plural include each other where the meaning would be appropriate. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions. If a provision of this Plan is not valid, that invalidity shall not affect any other provisions of this Plan.

* * * *

S&K FAMOUS BRANDS, INC.

By:	/s/ Robert E. Knowles
Title:	Executive Vice President

Date:	October 21, 2004

Exhibit A

Distribution Election Form

For the Deferred Compensation Plan

For Certain Executives Of S&K Famous Brands, Inc.

SECTION 1. PARTICIPANT INFORMATION

NAME:	SSN#:

ADDRESS:

CITY:	STATE:	ZIP:

SECTION 2. DISTRIBUTION ELECTION INFORMATION

Your vested Account in the Deferred Compensation Plan for Certain Executives of S&K Famous Brands, Inc. (the “Plan”) is automatically paid out in a single lump sum following your separation from service with the Company unless you elect otherwise. If you elect to receive payments of your vested Deferred Compensation Account balance in annual installments, you may elect to have those payments made over a period of either 5 or 10 years. An installment payment for a particular year shall be equal to the quotient of the total Deferred Compensation Account as of December 31 of the prior year divided by the remaining number of installment payments to be paid to you. Distributions shall be made proportionately from all of the investment funds in your Deferred Compensation Account. The unpaid balance of your Deferred Compensation Account, if any, shall continue to be deemed maintained in the investment funds in accordance with your investment selections.

Please indicate below how you would like your vested Account in the Plan paid out. Elections made with your initial participation are effective immediately. Please insert an “X” next to the line for lump sum or annual installments, and an “X” next to the line for a date certain payout or a payout following your separation from service. If you elect payout of your vested Account in annual installments, you also must indicate the number of years in which you would like to receive annual payments. If you do not make an election, your payout method will default to the lump sum option. If you elect a payout as of a certain date, you must insert the date that you wish to receive payment. The Distribution Election Form will continue to be in effect for all subsequent years unless revoked or changed. Subject to applicable law, you may change your Distribution Election Form with respect to the form of payment and the date on which the Deferred Compensation Account is to be distributed to you; provided written or electronic notice of such change is received by the Committee not less than twelve months prior to the date on which the Deferred Benefit was scheduled to begin to be distributed to you; and provided further such date on which you subsequently elects to receive your distribution is the same or a later date than the payment date originally elected. Upon retirement, separation of employment or payout of your Account you will not be permitted to change this election.

ELECT FORM OF PAYMENT

Lump Sum

Annual installments of your vested Account over a period of years
(indicate either 5 or 10 years).

ELECT TIME OF PAYMENT

Subject to applicable law, I would like the Deferred Benefit to be distributed in lump sum, or begin to be distributed on , 20 (indicate date certain).

I would like the Deferred Benefit to be distributed following my separation from service from the Company (including for reasons of death, Disability or Retirement).

I acknowledge that these elections are being made in accordance with the provisions of the Plan. I further acknowledge that my payout election is irrevocable upon termination of employment or retirement. I further acknowledge that this election supersedes and replaces any prior election that I have made.

X
	Signature	Date	Phone

When complete, please forward to:

Robert E. Knowles, Chief Financial Officer

S&K Famous Brands, Inc., 11100 West Broad Street, Glen Allen, VA 23060